UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 30, 2016

Franklin Street Properties Corp.

(Exact name of registrant as specified in its charter)

Maryland	001-32470	04-3578653
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 Edgewater Place, Suite 200, Wakefield, Massachusetts	01880
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (781) 557-1300

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                        Entry into a Material Definitive Agreement.

Credit Agreement with JPMorgan Chase Bank, N.A.

On November 30, 2016, Franklin Street Properties Corp. (the “Company”) entered into a Credit Agreement with JPMorgan Chase Bank, N.A, as administrative agent and lender, and the other lending institutions party thereto (“Credit Agreement”), to provide for a single unsecured bridge loan borrowing on the closing date in the aggregate principal amount of $150,000,000 (the “Bridge Loan”). On November 30, 2016, the Company drew down $150,000,000 under the Bridge Loan. The Bridge Loan has a two year term that matures on November 30, 2018.

The Bridge Loan bears interest at either (i) a number of basis points over the Eurodollar Rate depending on the Company’s credit rating (135.0 basis points over the Eurodollar Rate at November 30, 2016) or (ii) a number of basis points over the base rate depending on the Company’s credit rating (35.0 basis points over the base rate at November 30, 2016). The actual margin over the Eurodollar Rate or the base rate is determined based on the Company’s credit rating pursuant to the following grid:

LEVEL	CREDIT RATING	EURODOLLAR RATE MARGIN	BASE RATE MARGIN
I	BBB/Baa2 (or higher)	110.0 bps	10.0 bps
II	BBB-/Baa3	135.0 bps	35.0 bps
III	<BBB-/Baa3	185.0 bps	85.0 bps

For purposes of the Bridge Loan, base rate means, for any day, a fluctuating rate per annum equal to the greatest of: (i) JPMorgan Chase Bank, N.A.’s prime rate in effect on such day, (ii) the greater of the Federal Funds Rate or the overnight bank funding rate in effect on such day, plus 1/2 of 1.00% (but no less than zero), and (iii) the one month Adjusted LIBOR based rate for such day plus 1.00%. For purposes of the Bridge Loan, the Eurodollar Rate means, for any interest period, the LIBO Rate for the applicable interest period multiplied by the statutory reserve rate, and in any event, the Eurodollar Rate shall not be less than zero.

Based upon the Company’s credit rating, as of November 30, 2016, the effective interest rate on the Bridge Loan was 1.975% for the initial one month interest period.

The Credit Agreement contains customary affirmative and negative covenants for credit facilities of this type, including limitations with respect to indebtedness, liens, investments, mergers and acquisitions, disposition of assets, changes in business, certain restricted payments, the requirement to have subsidiaries provide a guaranty in the event that they incur recourse indebtedness and transactions with affiliates. The Credit Agreement also contains financial covenants that require the Company to maintain a minimum tangible net worth, a minimum fixed charge coverage ratio, a maximum secured leverage ratio, a maximum leverage ratio, a maximum unencumbered leverage ratio, a minimum unsecured interest coverage ratio and a maximum ratio of certain investments to total assets. The Credit Agreement provides for customary events of default with corresponding grace periods, including failure to pay any principal or interest when due, certain cross defaults and a change in control of the Company (as defined in the Credit Agreement). In the event of a default by the Company, the Administrative Agent may, and at the request of the requisite number of lenders shall, declare all obligations under the Credit Agreement immediately due and payable, and enforce any and all rights of the lenders or Administrative Agent under the Credit Agreement and related documents. For certain events of default related to bankruptcy, insolvency, and receivership, all outstanding obligations of the Company will become immediately due and payable. The Company used the net proceeds of the Bridge Loan to finance the acquisition of the Property (as defined in Item 2.01) on December 1, 2016 and for other general business purposes.

Certain of the lenders party to the Credit Agreement, and their respective affiliates, have performed, and may in the future perform for the Company and its subsidiaries, various commercial banking, investment banking, underwriting and other financial advisory services, for which they have received, and will receive, customary fees and expenses.

The Credit Agreement is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference. The foregoing summary of the Credit Agreement is qualified in its entirety by the complete text of the Credit Agreement.

Item 2.01.                                        Completion of Acquisition or Disposition of Assets.

On December 1, 2016, FSP 600 17th Street LLC (the “Buyer”), a wholly-owned subsidiary of the Company, completed the acquisition of two interconnected 19 and 28-story Class “A” office towers containing an aggregate of approximately 613,527 rentable square feet of space in downtown Denver, Colorado (the “Property”), pursuant to a real estate purchase and sale agreement (the “Agreement”) from CCP BCSP Dominion Property LLC (the “Seller”). There are no material relationships, other than in respect of the Agreement, among the Buyer and the Seller, the Company or any of the Company’s affiliates. The Property, known as Dominion Towers, is located at 600 17th Street, Denver, Colorado. The purchase price of the Property was approximately $154.3 million and was paid in cash by the Buyer to the Seller at the closing. The purchase price was primarily funded from the proceeds of the Bridge Loan with the balance paid from existing cash on hand.

Item 2.03.                                        Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained above under Item 1.01 is incorporated herein by reference.

Item 7.01.                                        Regulation FD Disclosure.

On December 2, 2016, the Company announced that it had acquired the Property. The full text of the press release issued in connection with the announcement is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

The information contained in this Item 7.01, including the related information set forth in the press release attached as Exhibit 99.1 hereto and incorporated by reference herein, is being “furnished” and shall not be deemed “filed” for purposes of Section 18 of the Securities

Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of Section 18 of the Exchange Act. The information in this Item 7.01 shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, or into any filing or other document pursuant to the Exchange Act, except as otherwise expressly stated in any such filing.

Item 9.01.                                        Financial Statements and Exhibits.

(a)    Financial Statements of Businesses Acquired.

The Company will file the required financial statements relating to the acquisition of the Property under cover of Form 8-K/A no later than 71 calendar days after the date that this Current Report was required to be filed.

(b)    Pro Forma Financial Information.

The Company will file the required pro forma financial information relating to the acquisition of the Property under cover of Form 8-K/A no later than 71 calendar days after the date that this Current Report was required to be filed.

(c)     Exhibits.

See Exhibit Index attached hereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRANKLIN STREET PROPERTIES CORP.

Date: December 2, 2016	By:	/s/ George J. Carter
George J. Carter
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Credit Agreement, dated November 30, 2016, among Franklin Street Properties Corp., JPMorgan Chase Bank, N.A., and the other parties thereto
99.1	Press Release issued by Franklin Street Properties Corp. on December 2, 2016